UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2015, GTJ REIT, Inc., a Maryland corporation and owner/operator of certain commercial properties in New York, New Jersey, and Connecticut (“GTJ REIT”) refinanced the currently outstanding debt on certain such properties (referenced as the “Borrowers”), as described below. Specifically, the Borrowers entered into a certain Loan Agreement (the “Loan Agreement”) with American General Life Insurance Company, The Variable Annuity Life Insurance Company, The United States Life Insurance Company in the City of New York, American Home Assurance Company and Commerce and Industry Insurance Company (together, the “Lenders”). The closing of the financing transaction took place on February 20, 2015 (the “Closing Date”).

The Loan Agreement provides a secured loan facility in a principal amount of $233.1 million (the “Loan Facility”). The Loan Facility is a 10-year term loan that requires interest only payments at the rate of 4.05% per annum. During the period from April 1, 2015 to February 1, 2025, payments of interest only on the principal balance of the Notes (as defined below) will be payable in arrears, with the entire principal balance due and payable on March 1, 2025, the loan maturity date. Subject to certain conditions, the Borrowers may prepay the outstanding loan amount in whole on or after March 1, 2018, by providing advance notice of prepayment to the Lenders and remitting a prepayment premium equal to the greater of 1% of the then outstanding principal amount of the Loan Facility or the then present value of the Notes as well as by prepaying all other outstanding cross-collateralized Notes. The Borrowers paid the Lenders a one-time application fee in the amount of $200,000 in connection with the Loan Facility. The Borrowers’ obligations to pay the principal, interest and other amounts under the Loan Facility are evidenced by the secured promissory notes executed by the Borrowers as of the Closing Date (the “Notes”). The Notes are secured by certain mortgages encumbering the Borrowers’ properties (a total of 28 properties) located in New York, New Jersey and Connecticut. In the event of default, the initial rate of interest on the Promissory Note will increase to the greatest of (i) 18% per annum, (ii) a per annum rate equal to 4% over the prime published rate, or (iii) a per annum rate equal to 5% over the original interest rate, all subject to the applicable state or federal laws. The Note contains other terms and provisions that are customary for instruments of this nature.

In addition, GTJ Realty, LP, a Delaware limited partnership (“GTJ Realty”) executed a certain Guaranty Agreement in favor of the Lenders under which GTJ Realty agreed to guaranty the Borrowers’ obligations under the Loan Agreement and the Notes. In connection with the Loan Facility, GTJ Realty also executed a certain Pledge and Security Agreement which, among other things, pledged and granted to the Lenders as secured parties a first and continuing security interest in and to the account collateral. To the extent the Borrowers accept any additional financing from an unrelated third party, the Borrowers also granted the Lenders an irrevocable right of first refusal to consider whether to provide such additional financing on the same terms as such third party financing offer.

The Loan Agreement includes representations, warranties, affirmative and restrictive covenants and other provisions customary for agreements of this nature. The Loan Agreement also includes customary events of default, including, among others, principal and interest payment defaults, breaches of affirmative or negative covenants, judgment defaults, cross defaults to certain other collateralized loan documents. Upon the occurrence of an event of default, the Lenders may avail themselves of various customary remedies under the Loan Agreement and other agreements executed in connection therewith or applicable law, including realizing on the real property collateral. The parties also entered into several side agreements and instruments to facilitate the financing transaction.

As described in Item 1.02 below, the Company used a portion of the proceeds from the Loan Facility to repay its currently outstanding indebtedness. Following such repayments, the Company intends to apply the net proceeds of approximately $28 million to fund acquisitions of additional assets as well as its working capital and general corporate needs.

The foregoing description of the Loan Agreement, the Notes and other agreements and instruments in connection therewith does not purport to be complete and are qualified in their entirety by reference to such agreements and instruments, copies of which will be included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Such agreements and instruments contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and instruments and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;
•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and
•	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 1.02 Termination of a Material Definitive Agreement.

On February 20, 2015, using the proceeds available under the Loan Facility, the Borrowers repaid the approximately $199.9 million of their currently outstanding indebtedness, including (i) approximately $56 million on the Capital One, N.A. revolving credit facility, thereby paying off and terminating such facility and (ii) approximately $15.7 million in total in connection with the prepayment premiums and other fees in connection with the outstanding indebtedness repayment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 9.01 Exhibits

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc. By: /s/ Louis Sheinker Louis Sheinker, President and COO

Date:  February 23, 2015